EXHIBIT 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is entered into as of December 6, 2007 (“Effective Date”) between DTE Energy Company, a Michigan corporation (“DTE Energy”), and                                          (the “Indemnitee”).
RECITALS
     A. The Indemnitee currently is, and/or will be in the future, serving in one or more capacities as a director, officer, employee, or agent of DTE Energy or one of its subsidiaries or, at the request of DTE Energy, as a director, officer, employee, agent, fiduciary or trustee of, or in a similar capacity for, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity, and in so doing is and will be performing a valuable service to or on behalf of DTE Energy.
     B. DTE Energy has in the past filed, and may propose in the future to file, registration statements under the Securities Act of 1933 (and may make related filings under applicable state securities laws) for the public offering and sale of its securities or the securities of certain of its affiliates, and may in the future request the Indemnitee to execute registration statements, in one or more of the capacities listed in the previous recital, as indicated in those registration statements, and to take other actions in connection with such registration statements and sales of such securities.
     C. DTE Energy and the Indemnitee recognize the substantial increase in corporate litigation in general, which may subject directors, officers, employees, agents and fiduciaries such as the Indemnitee to risks of liability and expense in defending against such litigation. DTE Energy and the Indemnitee further recognize the continued difficulty in obtaining liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance, the general limitations in the coverage of such insurance and the lack of assurance that such insurance will continue to be available in the future.
     D. DTE Energy desires to attract and retain highly qualified individuals such as the Indemnitee to serve DTE Energy and recognizes that the circumstances described above have made attracting and retaining such persons more difficult.
     E. To induce the Indemnitee to serve or continue to serve DTE Energy in one or more of the capacities described above, DTE Energy desires to provide the Indemnitee with specific contractual assurance of the Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the indemnification provisions of DTE Energy’s Articles of Incorporation or any change in the ownership of DTE Energy or the composition of the DTE Energy Board).
     F. It is reasonable, prudent and necessary for DTE Energy to obligate itself contractually to indemnify the Indemnitee as described in this Agreement, so that the Indemnitee may serve or continue to serve DTE Energy free from undue concern that the Indemnitee will not be adequately indemnified. The Indemnitee is relying upon the rights afforded under this Agreement in serving or continuing to serve DTE Energy.
     Accordingly, and in order to induce the Indemnitee to agree to serve or continue serving in an Official Capacity, DTE Energy and the Indemnitee agree as follows:
     1. Definitions. As used in this Agreement, the following terms when capitalized have the following meanings:
          (a) “BCA” means the Michigan Business Corporation Act, as amended from time to time.

          (b) “Change in Control” means a change in control of DTE Energy which would be required to be reported in response to Item 6(e) of Schedule 14A under Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not DTE Energy is then subject to such reporting requirement. Without limiting the generality of the foregoing, a Change in Control will be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DTE Energy representing 20% or more of the combined voting power of DTE Energy’s then outstanding securities without the prior approval of at least two-thirds of the members of the DTE Energy Board in office immediately prior to such person attaining such percentage interest; (ii) DTE Energy is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a result of which members of the DTE Energy Board in office immediately prior to such transaction or event constitute less than a majority of the DTE Energy Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the DTE Energy Board (including for this purpose any new director whose election or nomination for election by DTE Energy’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the DTE Energy Board.
          (c) “Disinterested Directors” with respect to any Proceeding means directors of DTE Energy who are not parties or threatened to be made parties to such Proceeding.
          (d) “DTE Energy Board” means the Board of Directors of DTE Energy as it exists from time to time.
          (e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (f) “Expenses” means all reasonable fees, costs and expenses actually incurred by the Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, court costs, transcript costs, copying costs, printing and binding costs, telephone and fax transmission charges, postage, costs of delivery services, costs of secretarial services. The term “Expenses” does not include the amount of judgments, fines, penalties, amounts paid in settlement or ERISA or other excise taxes actually levied against the Indemnitee.
          (g) “Independent Counsel” means an attorney, a law firm, or a member of a law firm, who (or which) is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) DTE Energy or the Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either DTE Energy or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
          (h) “Independent Director” means an independent director of DTE Energy as defined in Section 107(3) of the BCA, as it may be amended from time to time, or any successor to that provision.

          (i) “Liabilities” means damages (including, without limitation, punitive, exemplary and the multiplied portion of any damages), losses, claims, judgments, liabilities, fines, penalties, ERISA excise taxes and other excise taxes and amounts paid in settlement.
          (j) “Official Capacity” means service to DTE Energy as director, officer employee or agent or, at the request of DTE Energy, as a director, officer, general partner, manager, member, employee, agent, fiduciary, or trustee of, or in a similar capacity for, another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan (including a plan qualified under the Employee Retirement Income Security Act of 1974) or other entity. For purposes of this definition, if the Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a subsidiary, the Indemnitee will be deemed to be serving at the request of DTE Energy. Notwithstanding the foregoing, unless the Company’s written request to serve another entity indicates that indemnification from DTE Energy will be available, the person to whom the request is made will not be deemed to be serving in an Official Capacity.
          (k) “Proceeding” means any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding of any nature, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, and whether brought by or in the right of DTE Energy, a class of its security holders, or any other party.
          (l) “Reviewing Party” means (i) Disinterested Directors constituting a quorum of the DTE Energy Board, acting by majority vote; or (ii) if such a quorum is not obtainable, a committee duly designated by the DTE Energy Board consisting solely of two or more Disinterested Directors, acting by majority vote; or (iii) all Independent Directors who are not parties or threatened to be made parties to such Proceeding, acting unanimously; or (iv)

Independent Counsel acting by written opinion who has been designated (A) by Disinterested Directors or a committee thereof as described in clause (i) or (ii) above, subject to the approval of the Indemnitee, which will not be unreasonably withheld, or (B) if the Disinterested Directors or committee is unable or fails to so designate, by the Indemnitee, subject to the approval of the DTE Energy Board, which will not be unreasonably withheld; provided, that following any Change in Control, Reviewing Party will mean Independent Counsel acting by written opinion, designated in accordance with clause (iv).
          (m) “Securities Act” means the Securities Act of 1933, as amended.
     2. Service by the Indemnitee. The Indemnitee agrees to serve in each Official Capacity held now or in the future for so long as the Indemnitee is duly elected or appointed or, if earlier, until (a) the Indemnitee’s death, retirement, resignation or removal or (b) such service is otherwise terminated pursuant to DTE Energy’s Articles of Incorporation, By-Laws or the BCA. The Indemnitee will discharge his/her duties and responsibilities to the best of his/her ability. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law). Nothing in this Agreement confers upon the Indemnitee the right to continue in the employ of DTE Energy or in any Official Capacity, or affect the right of DTE Energy to terminate, in DTE Energy’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment or the Indemnitee’s service in any Official Capacity, in each case subject to any contractual rights of the Indemnitee under agreements with DTE Energy other than this Agreement.
     3. Indemnity.
          (a) To the full extent permitted by applicable law, as it now exists or may hereafter be amended, but subject to the provisions of this Agreement, DTE Energy will indemnify the Indemnitee against all Liabilities and Expenses incurred by the Indemnitee in connection with any Proceeding (whether or not by or in the right of DTE Energy) to which the Indemnitee was or is a party or is threatened to be made a party by reason of Indemnitee’s Official Capacity. Subject to Section 6(d), the provisions of this Section 3(a) include, without limitation
          (i) any and all Liabilities and Expenses arising under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise asserted in any Proceeding brought by DTE Energy, a shareholder thereof or a third party which relates directly or indirectly to (A) the registration, purchase, sale or ownership of any securities of DTE Energy or any of its affiliates, (B) any fiduciary obligation owed with respect thereto or (C) any misstatement or omission of a material fact by DTE Energy in violation of any duty of disclosure imposed on it by federal or state securities or common laws; and
          (ii) Expenses incurred by the Indemnitee in connection with Proceedings brought by the Indemnitee to establish or enforce a right to indemnification under (A) this Agreement as contemplated in Section 10, (B) the Articles of Incorporation of DTE Energy, or (C) any other statute or law or otherwise, except to the extent relating to claims that are determined, pursuant to arbitration under Section 10, to be frivolous.
          (b) To the full extent permitted by law, the termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the Indemnitee did not meet the standards of conduct required under the BCA to permit indemnification of the Indemnitee with respect to any particular claim.
          (c) To the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding to which the Indemnitee was a party by reason of his or her

Official Capacity, or in defense of any claim, issue or matter in such a Proceeding (including, without limitation, the dismissal of the Proceeding or a claim, issue or matter in the Proceeding without prejudice), the Indemnitee will be indemnified against the Expenses incurred by the Indemnitee in connection with the Proceeding.
          (d) If the Indemnitee is entitled to indemnification under Section 3(a) or 3(c) for a portion of Expenses or Liabilities incurred in connection with any Proceeding, but not for the total amount, DTE Energy will indemnify the Indemnitee for the portion of the Expenses or Liabilities for which the Indemnitee is entitled to be indemnified.
          (e) Upon application to a court by the Indemnitee pursuant to Section 564c of the BCA, and a determination of such court that the Indemnitee is fairly and reasonably entitled to indemnification, DTE Energy will pay to the Indemnitee the amount so ordered by the court.
     4. Advancement of Expenses.
          (a) Subject to applicable law, DTE Energy will pay Expenses incurred by the Indemnitee in connection with any Proceeding arising from the Indemnitee’s Official Capacity, in advance of the final disposition of the Proceeding, if so requested by the Indemnitee. The Expenses to be paid by DTE Energy under this Section 4 include those incurred by the Indemnitee in connection with any proceeding by the Indemnitee seeking to enforce the Indemnitee’s right to indemnification pursuant to this Agreement, DTE Energy’s Articles of Incorporation or otherwise. To the extent required by applicable law, an evaluation of the reasonableness of Expenses for which advance payment is requested hereunder will be made by the Reviewing Party.
          (b) DTE Energy will pay Expenses under this Section 4 within 20 days after the receipt by DTE Energy of a written statement or statements from the Indemnitee requesting such advance or advances substantially in the form of Exhibit 1 attached hereto and made a part hereof.

The Indemnitee may submit such statements from time to time. A statement or statements requesting payment of such Expenses shall reasonably evidence the Expenses incurred by the Indemnitee and, to the extent required under the BCA at the time the statement is submitted, shall include or be accompanied by a written undertaking executed personally by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee did not meet the applicable standard of conduct, if any, required under the BCA for the indemnification of a person under the circumstances or otherwise is not entitled to be indemnified against such Expenses pursuant to this Agreement or otherwise. Each written undertaking to pay amounts advanced must be an unlimited general obligation of the Indemnitee but need not be secured and will be accepted without reference to the financial ability of the Indemnitee to make repayment.
     5. Limitations.
          (a) Notwithstanding the foregoing, DTE Energy will not be liable to indemnify the Indemnitee under this Agreement for Expenses or Liabilities:
          (i) with respect to a claim, issue or matter in which the Indemnitee has been found liable to DTE Energy, except to the extent that the Court conducting the proceeding or another court of competent jurisdiction determines upon application that the Indemnitee is fairly and reasonably entitled to indemnification in view of all relevant circumstances whether or not the Indemnitee met the standard of conduct required under applicable law or was so adjudged liable to DTE Energy; provided that if the Indemnitee was adjudged liable, such indemnification will be limited to reasonable Expenses incurred;
          (ii) with respect to amounts paid in settlement of any action, suit or proceeding affected without DTE Energy’s written consent, which consent will not be unreasonably withheld;

          (iii) with respect to any Proceeding (A) for recovery or disgorgement of profits made from the purchase and sale or sale and purchase by the Indemnitee of equity securities of DTE Energy or any of its affiliates pursuant to Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder, or similar provisions of any federal, state or local statutory law or (B) arising from transactions in publicly traded securities of DTE Energy or any of its affiliates that were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act, including Rule 10b-5 promulgated thereunder.
          (iv) to the extent arising from any fine or similar governmental imposition which DTE Energy is prohibited by applicable law from paying;
          (v) with respect to any Proceeding brought by the Indemnitee against DTE Energy, any entity which it controls, any director or officer thereof, or any third party, unless the Proceeding was previously authorized by a majority of the DTE Energy Board; provided, that this subsection (v) does not apply to counterclaims or affirmative defenses asserted by the Indemnitee in a Proceeding brought against the Indemnitee arising from the Indemnitee’s Official Capacity, nor to Proceedings brought by the Indemnitee to establish or enforce a right to indemnification under this Agreement, the Articles of Incorporation of DTE Energy, any other statute or law or otherwise;
          (vi) to the extent based upon or attributable to (A) acts of the Indemnitee involving bad faith, active and deliberate dishonesty, fraud or willful misconduct or (B) the Indemnitee gaining in fact a personal profit to which the Indemnitee was not legally entitled, as determined in a final judgment or order from which all rights of appeal have been extinguished; or

          (vii) to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles, the By-Laws or otherwise) of the amounts otherwise payable hereunder; provided, however, that DTE Energy will reimburse the Indemnitee for any such amount that the Indemnitee is subsequently required to disgorge, unless the Indemnitee is not entitled thereto pursuant to the provisions of this Agreement.
          (b) No act, omission, liability, knowledge, or other fact of or relating to any other person, including without limitation any other person who is also an indemnitee under any agreement with DTE Energy, will be imputed to the Indemnitee for the purposes of determining the applicability of any exclusion set forth herein.
          (c) In consideration of the undertakings of DTE Energy in this Agreement, the Indemnitee acknowledges and agrees that the limitations set forth in Section 5(a) will apply in the event that the Indemnitee makes a claim for indemnification under this Agreement, DTE Energy’s Articles of Incorporation or otherwise, and the Indemnitee hereby waives any right to indemnification for any of the items specified in Section 5(a) except in compliance with the provisions thereof, whether arising under this Agreement, DTE Energy’s Articles of Incorporation or otherwise.
          (d) To the extent that an Indemnitee is serving in an Official Capacity for another entity at the written request of DTE Energy, the indemnification provided for hereunder will be secondary to the indemnification obligations and/or insurance coverages provided by such enterprise, and those obligations and coverages will be primary to DTE Energy’s obligations hereunder.

     6. Procedures Applicable to Claims for Indemnity.
          (a) The Indemnitee may request indemnification hereunder by submitting to DTE Energy a request for indemnification substantially in the form of Exhibit 2 attached hereto and made a part hereof.
          (b) To the extent required by applicable law, any indemnification under Section 3(a) (except as provided by Section 3(c) or unless ordered by a court) will be made by DTE Energy only as authorized in the specific case upon a determination by the Reviewing Party that the Indemnitee has met the standard of conduct for indemnification prescribed by applicable law. DTE Energy will pay the reasonable fees and expenses of any Independent Counsel that acts as Reviewing Party and will indemnify fully such Independent Counsel against costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such counsel arising out of or in connection with this Agreement or the opinion of such counsel pursuant hereto. The making of a determination pursuant to this subsection (b) is not required as a prerequisite to the payment of expenses in advance pursuant to Section 4.
          (c) DTE Energy agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to any claim for Indemnification to which subsection (b) applies, and (to the extent such determination is required by applicable law) with respect to the reasonableness of any Expenses for which payment in advance is requested pursuant to Section 4. In connection therewith, (i) the Indemnitee will be afforded the opportunity to make submissions to the Reviewing Party with respect to the claim and (ii) unless prohibited by applicable law, it will be presumed that the Indemnitee has met the applicable standard of conduct permitting indemnification, and that the Expenses for which advancement is requested are reasonable, and the burden of proof will be on DTE Energy to establish that the Indemnitee is not entitled to indemnification. Except as provided in Section 10, any determination by the Reviewing Party will be conclusive and binding on DTE Energy and the Indemnitee. All costs and expenses (including, without limitation, attorneys fees and disbursements) in connection with the Reviewing Party’s review and any arbitration proceedings relating thereto will be borne by DTE Energy, except to the extent that it is determined in any such arbitration that the Indemnitee’s claim was frivolous.
          (d) Both DTE Energy and the Indemnitee have been advised that it is the position of the Securities and Exchange Commission that indemnification for liabilities arising under the federal securities laws (“Securities Liabilities”) is against public policy and is, therefore, unenforceable. Further, both DTE Energy and the Indemnitee acknowledge that DTE Energy may have undertaken in the past, and/or may undertake in the future, in connection with the registration of any of its or its affiliates’ securities under the Securities Act, not to pay indemnification amounts relating to Securities Liabilities without first submitting to a court of competent jurisdiction the question whether such indemnification is against public policy, unless in the opinion of its counsel the matter has been settled by controlling precedent. DTE Energy and the Indemnitee agree that, upon presentation of any claim for indemnification relating to Securities Liabilities, DTE Energy will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities laws and the parties will be governed by the final adjudication of such issue.
          (e) The Indemnitee agrees to cooperate with DTE Energy in connection with the investigation, prosecution or defense of any Proceeding for which indemnification or the advancement of expenses may be claimed hereunder, including without limitation providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination
     7. Assumption of Defense; Settlement of Actions.
          (a) Except as otherwise provided below, to the extent that it may wish, DTE Energy may assume the defense of any Proceeding for which indemnification is requested and may employ counsel of its choosing, subject to the approval of the Indemnitee, which will not be unreasonably withheld. DTE Energy will deliver notice to the Indemnitee of its election to assume the defense of a Proceeding. Following delivery of such notice, DTE Energy will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than as provided below. The Indemnitee will have the right to employ its own counsel in any such Proceeding, but the fees and expenses of such counsel incurred after notice from DTE Energy of its assumption of the defense of the Proceeding will be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by DTE Energy, (ii) the Indemnitee has been informed in writing by counsel, in form and substance reasonably satisfactory to DTE Energy, that there may be a conflict of interest between DTE Energy and the Indemnitee in the conduct of the defense of the Proceeding, or that the Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, or (iii) DTE Energy has not in fact employed counsel to assume the defense of a Proceeding within a reasonable time after delivery of its notice of election to assume the defense. In each of the foregoing cases, the fees and expenses of the Indemnitee’s counsel will be paid and advanced by DTE Energy. DTE Energy may not assume the defense of any Proceeding brought by or on behalf of DTE Energy or as to which the Indemnitee has concluded that there may be a conflict of interest between DTE Energy and the Indemnitee as set forth in clause (ii) above.
          (b) DTE Energy will not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding that DTE Energy has undertaken to defend if DTE Energy assumes full and sole responsibility for all obligations arising under the terms of the settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of potential Liabilities for the claims raised in the Proceeding. DTE Energy will not otherwise settle any Proceeding that it has undertaken to defend without the written consent of the Indemnitee, which will not be unreasonably withheld.
     8. Contribution.
          (a) To the extent the indemnification provided for under this Agreement is determined not to be permissible under applicable law, DTE Energy, in lieu of indemnifying the Indemnitee, will, to the extent permitted by law, contribute to the amount of any and all Expenses and Liabilities incurred or paid by the Indemnitee for which such indemnification is not permitted. The amount DTE Energy contributes will be (i) in such proportion as is appropriate to reflect the relative benefits received by DTE Energy and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of DTE Energy and any and all other parties (including without limitation persons other than the Indemnitee who serve or served in an Official Capacity) who may be at fault, on the one hand, and the Indemnitee on the other in connection with the action or inaction which resulted in such Expenses or Liabilities, as well as any other relevant equitable considerations. DTE Energy and the Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.
          (b) In connection with the registration or sale of DTE Energy’s securities, the relative benefits received by DTE Energy and the Indemnitee will be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by DTE Energy and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of DTE Energy and the Indemnitee will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by DTE Energy or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
     9. Subrogation. In the event of payment under this Agreement, DTE Energy will be subrogated to the extent of such payment to all of the rights of the Indemnitee to recover against any person with respect thereto. The Indemnitee will execute all papers required and will do all other things that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable DTE Energy effectively to bring suit to enforce such rights.
     10. Enforcement.
          (a) Except with respect to claims relating to Securities Liabilities subject to Section 6(d), if there has been no determination by the Reviewing Party, with regard to claim for indemnification submitted by the Indemnitee to DTE Energy pursuant to Section 3 hereof, within twenty (20) days following the later of the time that the claim is submitted by DTE Energy to the Reviewing Party or the time that the Indemnitee makes his or her last submission to the Reviewing Party, or if the Reviewing Party determines that the Indemnitee is not permitted to be indemnified hereunder, the Indemnitee will have the right to commence arbitration in accordance with Section 13 seeking a determination of the Indemnitee’s right to indemnification or challenging any such determination by the Reviewing Party. DTE Energy will appear in any such arbitration proceeding and agrees that a final determination in any such proceeding will be conclusive and binding on it. Pending a final determination hereunder, DTE Energy, upon the written request of the Indemnitee, will take all such action as may be necessary or appropriate (including, without limitation, the posting of any surety, appeal or other bonds) to stay or prevent any execution, enforcement or collection of any judgments, penalties, fines or other amounts for which the Indemnitee may be liable and for which the Indemnitee has requested indemnification hereunder or under DTE Energy’s Articles of Incorporation or the applicable laws of the State of Michigan.
          (b) In any arbitration proceeding brought under Section 10(a) hereof, it will be a defense to a claim for indemnification pursuant to Section 3(a) that the Indemnitee has not met the standards of conduct which make it permissible under the BCA for DTE Energy to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense will be on DTE Energy. Neither the failure of the Reviewing Party to have made a determination prior to commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Reviewing Party that the Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

          (c) It is the intent of DTE Energy that the Indemnitee not be required to incur the expenses associated with the enforcement of the Indemnitee’s rights under this Agreement by arbitration or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that DTE Energy has failed to comply with any of its obligations under the Agreement or in the event that DTE Energy or any other person takes any action to declare this Agreement void or unenforceable, or institutes any proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, DTE Energy irrevocably authorizes the Indemnitee from time to time to retain counsel of the Indemnitee’s choice, to represent the Indemnitee in connection with the initiation or defense of any arbitration or other legal action, whether by or against DTE Energy, or any director, officer, stockholder or other person affiliated with DTE Energy, and DTE Energy will be responsible to pay all costs thereof except to the extent that the Indemnitee’s claims are determined, pursuant to arbitration hereunder, to be frivolous. Regardless of the outcome thereof, DTE Energy will pay and be solely responsible for any and all costs, charges and expenses, including without limitation attorneys’ and other fees and expenses reasonably incurred by the Indemnitee, to the extent resulting from (i) DTE Energy’s failure to perform its obligations under this Agreement or (ii) DTE Energy or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.
     11. Liability Insurance.
          (a) DTE Energy will, from time to time, make a good faith determination whether or not it is practicable for it to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors and, if appropriate, persons serving in other Official Capacities, with coverage for losses from wrongful acts, or to ensure DTE Energy’s performance of its indemnification obligations under this Agreement.
          (b) Notwithstanding the foregoing, DTE Energy will have no obligation to obtain or maintain such insurance if DTE Energy determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Indemnitee is covered by similar insurance maintained by a direct or indirect wholly-owned subsidiary of DTE Energy.
          (c) DTE Energy’s decision whether or not to adopt and maintain such insurance will not affect in any way its obligations to indemnify the Indemnitee under this Agreement or otherwise. In all policies of director and officer liability insurance, the Indemnitee will be insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of DTE Energy’s directors, if the Indemnitee is a director; or of DTE Energy’s officers, if the Indemnitee is not a director but is an officer.
          (d) DTE Energy agrees that the provisions of this Agreement will remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by DTE Energy; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy will reduce the obligations of DTE Energy hereunder as contemplated by Section 5(a)(vii).
          (e) If, at the time of the receipt by DTE Energy of any claim for indemnification pursuant this Agreement, DTE Energy has liability insurance in effect which may cover such claim, DTE Energy will give prompt written notice of the commencement of the claim to the insurers in accordance with the procedures set forth in each of the policies. DTE Energy will thereafter take all reasonable action necessary or desirable to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
     12. Successors. DTE Energy will require and cause any successor (whether direct or indirect and whether occurring by reorganization, purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DTE Energy, to enter into a written agreement in form and substance reasonably satisfactory to the Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that DTE Energy would be required to perform if no such succession had taken place
     13. Arbitration of Disputes. Except as otherwise expressly provided herein, any dispute concerning the Indemnitee’s right to indemnification under this Agreement and any other dispute arising hereunder, including but not limited to matters of validity, interpretation, application, and enforcement, will be determined exclusively by and through final and binding arbitration held in Oakland County, Michigan. DTE Energy and the Indemnitee expressly and conclusively waive their right to proceed to a judicial determination with respect to such matter; provided, however, that in the event that a claim for indemnification against Securities Liabilities (other than the payment by DTE Energy of Expenses incurred or paid by the Indemnitee in the successful defense of any action, suit, or proceeding), the provisions of Section 6(d) will apply. The arbitration will be conducted in accordance with the commercial arbitration rules then in effect of the American Arbitration Association before a panel of three (3) arbitrators, the first of whom will be selected by DTE Energy, the second of whom will be selected by the Indemnitee and the third of whom will be selected by the other two (2) arbitrators. Each arbitrator must have knowledge and experience in matters of corporation law or experience as a director or executive officer of a corporation with publicly traded securities. Any award entered by the arbitrators will be final and binding on the parties and judgment thereon may be entered in any court of competent jurisdiction.
     14. Nonexclusivity and Severability.
          (a) Except as provided in Section 5(c) above, the right to indemnification provided by this Agreement is not exclusive of any other rights to which the Indemnitee may he entitled under DTE Energy’s Articles, By-Laws, the BCA, any other statute, insurance policy, agreement, vote of shareholders or of directors or otherwise, both as to actions in the Indemnitee’s Official Capacity and as to actions in another capacity while holding such office.
          (b) If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
          (c) DTE Energy will not adopt any amendment to its Articles the effect of which would be to deny, diminish or encumber the Indemnitee’s rights existing on the date of this Agreement to indemnity pursuant to its Articles of Incorporation, the BCA or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the Effective Date upon which the amendment was approved by the DTE Energy Board or the Shareholders of DTE Energy, as the case may be. In the event that DTE Energy adopts any amendment to its Articles the effect of which is to so deny, diminish or encumber the Indemnitee’s rights to indemnity, such amendment will apply only to acts or failures to act occurring entirely after the Effective Date thereof unless the Indemnitee voted in favor of such adoption as a director or holder of record of DTE Energy’s voting stock, as the case may be.
     15. Effectiveness. The provisions of this Agreement apply to covered Proceedings pending on the date of this Agreement or commenced hereafter, and cover and will cover acts or omissions or alleged acts or omissions of the Indemnitee taken in an Official Capacity, including without limitation those that (a) occurred prior to the date of this Agreement or (b) are first asserted or brought after the Indemnitee’s service in the relevant Official Capacity has terminated.
     16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to choice of law principles that would require the application of the laws of any other jurisdiction.
     17. Non-Disclosure. Except as expressly required by any federal securities laws or other federal or state law, neither party hereto will disclose any payments under this Agreement unless prior approval of the other party is obtained.
     18. Entire Agreement; Modification. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement will survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee’s service in an Official Capacity and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.
     19. Certain Terms. For purposes of this Agreement, references to the masculine include the feminine and vice versa; references to the singular include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan the Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of DTE Energy.”
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

In witness whereof, this Agreement has been entered into by DTE Energy and the Indemnitee as of the date first written above.

DTE ENERGY COMPANY
By:
Name:
Title:

INDEMNITEE

Name:

Exhibit 1
UNDERTAKING

STATE OF MICHIGAN	)
	)	SS
COUNTY OF	)
     I,                                         , being first duly sworn, do depose and say as follows:
     1. This Undertaking is submitted pursuant to the Indemnification Agreement dated as of                      (the “Indemnification Agreement”), between DTE Energy Company, a Michigan corporation and the undersigned. Capitalized terms used in this Indemnification Statement and not otherwise defined have the meaning given to them in the Indemnification Agreement.
     2. I am requesting advancement of certain Expenses which I have incurred or will incur in defending an actual or threatened Proceeding to which I am a party or am threatened to be made a party by reason of my Official Capacity.
     3. I hereby undertake to repay this advancement of expenses if it is ultimately determined that I did not meet the applicable standard of conduct, if any, required under the BCA for the indemnification of a person under the circumstances or that I am otherwise not entitled be indemnified by DTE Energy under the Indemnification Agreement or otherwise.
     4. My undertaking to repay is my unlimited general obligation.
     5. The costs, charges and expenses which advancement is requested are, general, all expenses related to                                                             .

(Name)
     Subscribed and sworn to before me, a Notary Public in and for said County and State, this       day of                     , 20       .

[Seal]
     My commission expires the       day of                                         , 20      .

Exhibit 2
INDEMNIFICATION STATEMENT

STATE OF MICHIGAN	)
	)	SS
COUNTY OF	)
     I,                                         , being first duly sworn, do depose and say as follows:
     1. This Indemnification Statement is submitted pursuant to the Indemnification Agreement dated as of                      (the “Indemnification Agreement”), between DTE Energy Company, a Michigan corporation and the undersigned. Capitalized terms used in this Indemnification Statement and not otherwise defined have the meaning given to them in the Indemnification Agreement.
     2. I am requesting indemnification against Expenses and Liabilities that have been or will be incurred by me in connection with an actual or threatened Proceeding to which I am a party or am threatened to be made a party by reason of my Official Capacity. A detailed listing of the Expenses and Liabilities that I have incurred to date is attached. I will provide additional detail with respect to Expenses and Liabilities
     3. With respect to all matters related to any such Proceeding, I am entitled to be indemnified as herein contemplated in the Indemnification Agreement.
     4. Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have arisen or may arise out of the following:                                         .

(Name)
     Subscribed and sworn to before me, a Notary Public in and for said County and State, this       day of                     , 20       .

[Seal]
     My commission expires the       day of                                         , 20        .

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